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                                                                   EXHIBIT 10.29

STATE OF TEXAS

COUNTY OF BEXAR

                             800 ISOM ROAD BUILDING

                                LEASE AGREEMENT

     LANDLORD TENANT:   THIS LEASE AGREEMENT, made and entered into as of the
7th day of January, 1998, between John H. White and Associates, as Agent for the Owners of Circle Bar - 800 Isom Road Building, hereinafter referred to as "Landlord", and Globalscape Inc. hereinafter referred to as "Tenant".

     1.  LEASED PREMISES:   In consideration of the mutual covenants as set
forth herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the rental and on the terms and conditions hereinafter set forth, approximately 5,401 square feet of usable space on the 4th floor (known as Suite
400) of The 800 Isom Road Building (herein called the "Building") located at 800 Isom Road, San Antonio, Bexar County, Texas (herein called "Leased Premises"), such leased Premises being outlined on the floor plan attached hereto as Exhibit "A" and made a part hereof. Pro-rated rental for January ___, 1998 until January 31, 1998 is $__________ (____ days x $209.07/day).

     2.  TERMS:

          (a) Subject to and upon the terms and conditions set forth herein, or in any exhibit or addendum hereto, this lease shall continue in force and for a term of 36 months beginning on the 1st day of February, 1998, and ending on the 31st day of January, 2001, unless sooner terminated or extended to a later date under any other terms or provisions hereof.

          (b) If for any reason the Leased Premises are not ready for occupancy by Tenant on the commencement date specified in Paragraph 2(a) Landlord shall not be liable or responsible for any claims, damages, or liabilities in connection therewith or by reason thereof, and this Lease and the obligations of Tenant shall commence on a revised commencement date (as hereinafter provided) and continue in full force and effect; provided, however, if the Lease Premises are not ready for occupancy for any reason other than omission, delay, or default on the part of Tenant or anyone acting under or for Tenant, the rent herein provided shall not commence until the Leased Premises are ready for occupancy by Tenant. Such abatement of rent shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Leased Premises not being ready for occupancy by Tenant on the date of commencement of the term hereof. Should the term of this Lease commence on a date other than that specified in Paragraph 2(a) above, rental under this Lease

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     shall commence on such revised commencement date, and the stated term in this Lease shall thereupon commence so as to give effect to the full stated term. The Leased Premises shall be deemed to be ready for occupancy on the first to occur of (i) the date that there is delivered to Tenant a certificate of substantial completion from Landlord's architect, or (ii) upon the date on which Tenant begins occupancy of the Leased Premises.

     3.  USE:   The Leased Premises are to be used and occupied by Tenant solely for office purposes and for no other purpose or use without the prior written consent of Landlord.

     4.  BASE RENT:   Tenant agrees to pay to John H. White and Associates for
the account of Landlord rent for said premises at the rate of Six Thousand Four Hundred Eighty-One Dollars and Twenty Cents ($6,481.20) per month in advance. One such monthly installment shall be due and payable on or before the beginning date of this Lease, and a like monthly installment shall be due and payable on or before the same day of each succeeding calendar month during the first year of this Lease. The renewal rate for years 2 and 3 of this Lease Agreement (Feb. 1, 1999 through Jan. 31, 2001) will be $7,291.35 per month. Tenant has deposited with Landlord, upon delivery of this Lease Agreement, $12,962.40 to be applied as follows: $6,481.20 to be applied as first month's rent and $6,481.20 to be applied as security deposit, said security deposit to be co-mingled with Landlord's regular account and refunded to Tenant upon termination of this Lease provided the Tenant is not in default of this Lease Agreement.

         In addition to the foregoing rental, Tenant agrees to pay to Landlord as additional rental all charges for any services, goods, or materials furnished by Landlord at Tenant's request which are not required to be furnished by Landlord under this Lease Agreement, as well as all other sums payable by Tenant hereunder, within thirty (30) days after Landlord renders a statement thereof to Tenant. All past due installments shall bear interest at the rate of 10% per annum from date due until paid.

     5.  RENEWAL OPTION:   Provided that at the end of the primary term of this
Lease Tenant not be in default of any term, condition or covenant contained in this Lease, Tenant (but not any assignee or subtenant) shall have the right and option to renew this Lease, by written notice delivered to Landlord with copy to Principal Realtor no later than 120 days prior to the expiration date of the primary term, for the additional term of three (3) years, under the same terms, conditions, and covenants contained herein, except:

         (a) Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

         (b) The monthly rental shall be adjusted in the proportion which the consumer price index for all urban consumers (CPI-U) (U. S. City Average) of the United States Bureau of Labor Statistics for the month of July 1997 bears to the consumer price index for all urban consumers (CPI-U) (U. S. City Average)

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     for the month of July 2000.  However, in no event, shall such monthly rental for the extended term be less than the monthly rental of the final year of the primary lease term.

     6.  ADDITIONAL RENT - BUILDING OPERATING EXPENSES:   The total rentable
area of the Building is 29,672 square feet. For purposes of this section of Lease Agreement, it is agreed that Tenant's pro-rata share of the rentable area of the Building is 18.2% and that this percent will be Tenant's pro-rata share of Building Operating Expenses.

         (a) Prior to January 1 of each calendar year, Landlord will prepare and provide to Tenant an estimate of the total Building Operating Expenses (said Building Operating Expenses being described as Basic Costs on Exhibit "B") for the forthcoming calendar year. To the extent and only to the extent that the estimated Building Operating Expenses for the year in question exceed the Building Operating Expenses for the year 1997 (Base
     Year) per square foot, then Tenant agrees to pay monthly, along with the Base Rent, an additional rent equal to one-twelfth (1/12) of Tenant's pro-rata (18.2)% share of such excess. If this paragraph 6 becomes applicable on any day other than January 1, then Tenant agrees to pay each month for the balance of the calendar year in which this paragraph 6 becomes applicable, one-twelfth (1/12) of Tenant's pro-rata share of such excess of estimated Building Operating Expenses as prepared by Landlord prior to the preceding January 1.

         (b) By June 1 of each calendar year, or as soon thereafter as possible, Landlord shall furnish Tenant a statement of the actual Building Operating Expenses for the previous calendar year. A lump sum payment or credit will be made from Tenant to Landlord, in the case of a payment, and from Landlord to Tenant, in the case of a credit, within 30 days of the delivery of such statement. The effect of this reconciliation payment/credit is that Tenant will pay no more or less than Tenant's pro-rata 18.2% share of any excess over the Building Operating Expenses for the year 1997 (Base
     Year) per usable square foot of the actual Building Operating Expenses for any calendar year.

         (c) Tenant shall have the right, at its expense and at a reasonable time, to examine Landlord's books relevant to additional rentals due under this section.

     7.  SERVICE & UTILITIES:   Landlord, at its own cost and expense, will pay
for all charges for gas, water and electricity used by Tenant while occupying the Leased Premises, with electricity for ordinary office use (not to include, however, data processing machines, including air conditioning costs therefor, large business machines and similar equipment of high electrical consumption characteristics); ballast and lamp replacement for the building's standard fluorescent lighting fixtures located in the demised premises, elevator service; janitorial service on a five-day week basis, in the

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manner and to the extent deemed standard by Landlord during the periods and hours as such services are normally furnished to all Tenants. Tenant will pay all telephone charges; Landlord agrees to furnish Tenant with tempered and refrigerated water at those points of supply provided for general use of those tenants in the building; heated and refrigerated air conditioning in season, at temperatures and in amounts which Landlord considers standard. Landlord shall not be liable in damages or otherwise for failure, stoppage or interruption of any such service, nor shall the same be construed as an eviction of Tenant, work an abatement of rent, or relieve Tenant from the operation of any covenant or agreement; but in the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable diligence to resume service promptly. The work of the building janitor shall not be hindered by Tenant.

     8.  MAINTENANCE REPAIRS AND USE:   Landlord shall, at its own cost and
expense, provide for the cleaning and maintenance of the public portions of the building, including painting and landscaping surrounding the building. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the term of this Lease, except such repairs as may be required by normal maintenance operations, which shall include repairs to the exterior walls, corridors, windows, roof and other structural elements and equipment of the building, and such additional maintenance as may be necessary because of damages by persons other than Tenant, its agents, employees, invitees or visitors. Landlord shall have sole control over the parking of automobiles and other vehicles and shall designate parking areas and building service areas.

         Landlord, its officers, agents and representatives, subject to any security regulations imposed by any governmental authority, shall have the right to enter all parts of the Premises at all reasonable hours to inspect, clean, make repairs, alterations and additions to the building or Premises which it may deem necessary or desirable, or to provide any service which it is obligated to furnish to Tenant, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

         Landlord may at its option and at the cost and expense of Tenant, repair or replace any damage or injury done to the building or any part thereof, caused by Tenant, Tenant's agents, employees, licensees, invitees or visitors; Tenant shall pay the cost thereof to Landlord on demand. Tenant further agrees to maintain and keep the interior of the Leased Premises in good repair and condition at Tenant's expense. Tenant agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease, by lapse of time or otherwise, to deliver up the Leased Premises to Landlord in as good condition as on date of possession by Tenant, ordinary wear and tear alone excepted, and upon such termination of Lease, Landlord shall have the right to re-enter and resume possession of the Leased Premises.

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          Tenant will not use, occupy or permit the use or occupancy of the
Leased Premises for any purpose which is, directly or indirectly, forbidden by law, ordinance, or governmental or municipal, regulation or order, or which may be dangerous to life, limb, or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the building; or use any apparatus which might make undue noise or set up vibrations in the building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the building or contents, and if there is any increase in such rates by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord.

     9.   QUIET ENJOYMENT:   Tenant, on paying the said rent and performing the
covenants herein agreed to be by it performed, shall and may peaceably and quietly have, hold and enjoy the Lease Premises for the said term.

     10.  ALTERATIONS:   Tenant covenants and agrees to keep the Premises free
of all liens for improvements or otherwise and that it will make no structural change or major alteration without Landlord's written consent in advance, and without first furnishing the Landlord fifteen (15) days advance notice outlining in detail the proposed changes or alterations.

     11.  SUBLETTING:   Tenant shall not assign this Lease or allow it to be
assigned, in whole or in part, by operation of law or otherwise, or mortgage or pledge the same, or sublet the Leased Premises, or any part thereof, without the prior written consent of Landlord (which consent shall not be unreasonable withheld) and in no event shall any such assignment of sublease ever release Tenant from any obligation or liability hereunder, except that Tenant shall be allowed to sublease space to American Telesource International, its parent company.

     12.  CASUALTY DAMAGE:   The parties hereto mutually agree that if the
Leased Premises are partially or totally destroyed by fire or other casualty covered by the fire and extended coverage insurance to be carried by Landlord under the terms hereof, the Landlord may, after thirty (30) days written notice to Tenant, at its option, repair and restore the Leased Premises as soon as it is reasonably practicable, to substantially the same condition in which the Leased Premises were before such damage, or it may terminate the Lease; provided, however, that in the event the Leased Premises are completely destroyed or so badly damaged that repairs cannot be commenced within thirty
(30) days and completed within six (6) months thereafter, then this Lease shall be terminable as of the date of the occurrence of the damage or destruction, by either party hereto by serving written notice upon the other; and provided further, that in any event if repairs have not been commenced within thirty (30) days from the date of said damage and thereafter completed within a reasonable time, in no case to exceed six (6) months, this Lease may be immediately terminated by

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Tenant as of the date of occurrence of the damage or destruction by serving notice upon the Landlord.

          In the event the Leased Premises are completely destroyed or so damaged by fire or other casualty covered by the fire and extended coverage insurance to be carried by Landlord under the terms hereof that it cannot reasonably be used by Tenant for the purposes herein provided and this Lease is not terminated as above provided, then there shall be a total abatement of rent until said Premises are made usable. In the event the Leased Premises are partially destroyed or damaged by fire or other hazard so that such Premises can be only partially used by Tenant for the purposes herein provided, then there shall be a partial abatement in the rent corresponding to the time and extent which such Premises cannot be used by Tenant.

          If the Premises shall be damaged by fire or other casualty resulting from the fault or negligence of Tenant, or the agents, employees, licensees, invitees of Tenant, such damage shall be repaired by and at the expense of Tenant under the direction and supervision of Landlord, and rent shall continue without abatement.

     13.  DEFAULT BY TENANT:   If Tenant shall make default in any covenant or
agreement to be performed by it and if after written notice from Landlord to Tenant (except for a default caused by the nonpayment of rent as set forth in Paragraph 4 hereof, for which no notice is required) such default shall continue for a period of ten (10) days or if the leasehold interest of Tenant shall be taken on execution or other process of law or if Tenant shall petition under any provision of the Bankruptcy Act of the United States or be declared to be insolvent according to law, then and in any of said cases, the Landlord may immediately or at any time thereafter, without further notice or demand, enter upon and into said premises or any part thereof and take absolute possession of the same fully and absolutely without such re-entry automatically working a forfeiture of the rents to be paid and the covenants to be performed by Tenant for the full term of this Lease and at the Landlord's election, Landlord may either lease or sublet such premises or any part thereof on such terms and conditions and for such rents and for such time as the Landlord may reasonably elect and, after crediting the proceeds of any rent actually collected by Landlord from such reletting on the rentals stipulated to be paid under this Lease by Tenant, collect from Tenant any balance remaining due on the rent reserved under this Lease, or Landlord may declare this Lease forfeited and may take full and absolute possession of said Premises free from any subsequent rights or obligations of Tenant, or at the option of Landlord, the entire rent for the balance of the term shall at once become due and payable, as if by the terms of this Lease it were all payable in advance. In the event of such default and reletting by Landlord, Tenant agrees to pay all costs of refinishing and all costs of reletting the Premises.

          All remedies herein given Landlord, including all those not set forth but provided by law, shall be cumulative, and the exercise of one or more of such remedies by Landlord shall not exclude the exercise of any other consistent remedy, nor shall

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any waiver by Landlord, express or implied, of any breach of any term, covenant or condition hereof be deemed a waiver of such term, condition or covenant, or of any subsequent breach of the same or any other term, covenant or condition hereof. Acceptance of rent by Landlord from Tenant or any assignee, sub-essee or other successor in interest to Tenant, with or without notice, shall never be construed as a waiver of any breach of any term, condition or covenant of this Lease. Failure of Landlord to declare any default upon occurrence thereof or delay in taking action with respect thereto shall not waive such default, but Landlord shall have the right to declare such default at any time and take such action as may be authorized hereunder, in law or equity, or otherwise.

          In addition to the payment of the rentals and the late payment charge as provided herein, Tenant agrees to reimburse Landlord for all expenses incurred by Landlord in effecting enforcement of these Lease provisions, Lease termination, or re-entry and in securing possession of the Premises, including attorney's fees (whether suit is filed or not) and court costs. In the event of a money judgment, attorney's fees shall be a minimum of 10% of recovery and a maximum of 15% thereof.

     14.  PERSONAL LIABILITY:   Neither the shareholders, officers, directors,
trustees, individuals or partners comprising Landlord, nor the shareholders (nor any of the partners comprising same), directors, trustees, officers or partners of any of the foregoing (collectively, the "Parties") shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to the value of Landlord's interest in the Building and the land on which the Building and the land is situated and Tenant shall not look to the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

     15.  HAZARD INSURANCE:   Landlord shall maintain fire and extended coverage
insurance on the portion of the Building constructed by Landlord, including additions and improvements by Tenant which are required to be made by Tenant by this Lease and which have become or are to become the property of Landlord upon vacation of the Leased Premises by Tenant. Said insurance shall be maintained with an insurance company authorized to do business in Texas, in amounts desired by Landlord and at the expense of Landlord and payments for losses thereunder shall be made solely to Landlord. Tenant shall maintain, at its expense, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the leased Premises, and on all additions and improvements made by Tenant and not required to be insured by Landlord above. If the annual premiums to be paid by Landlord shall exceed the standard rates because Tenant's operations, contents of the Leased Premises, or improvements with respect to the Leased Premises are beyond

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building standard, result in extra-hazardous exposure, Tenant shall promptly pay the excess amount of the premium upon request by Landlord.

          Anything in this Paragraph to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Leased Premises or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees, and covenants that no insurer shall hold any right of subrogation against such other party.

     16.  LIABILITY INSURANCE:   Landlord shall, at its expense, maintain a
policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before due date, issued by and binding upon some solvent insurance company, such insurance to afford minimum protection of not less than Five Hundred Thousand Dollars ($500,000.00) combined single limit in respect to any one occurrence. Tenant shall, at its expense, provide for its own public liability insurance in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) combined single limit in respect to any one occurrence. Such policy of public liability insurance shall provide Contractual Liability Insurance in favor of Landlord, and Landlord shall be provided with a certificate indicating that such policy (1) is in force and (2) may not be cancelled unless Landlord has received not less than thirty (30) days prior written notice.

     17.  NON-WAIVER:   Neither acceptance of rent by Landlord nor failure by
Landlord to complain of any action, non-action or default by Tenant, whether singular or repetitive, shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. No act or things done by Landlord or its agent shall be deemed to be acceptance of surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Landlord.

     18.  HOLD HARMLESS:   The Tenant will indemnify Landlord for, and hold
Landlord harmless from and against all fines, suits, claims, demands, liabilities and actions (including costs and expenses of defending against such claims) resulting or alleged to result from any breach, violation or non-performance of any covenant or condition hereof or from the use or occupancy of the Leased Premises, by Tenant or Tenant's agents, employees, licensees, or invitees. Landlord shall not be liable to Tenant or Tenant's agents, employees, licensees, or invitees, for any damage to person or property resulting from any act or omission or negligence of any co-tenant, visitor or

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other occupant of the building except as Landlord's own negligence may contribute thereto.

     19.  CONDEMNATION:   In the event the building, Leased Premises, or any
portion thereof shall be taken or condemned in whole or in part for public purposes, then the term of this Lease shall, at the option of the Landlord, forthwith cease and terminate, and the Landlord shall receive the entire award for land and building. In the event Landlord does not terminate as herein provided, there shall be a proportionate reduction in rent.

     20.  RULES AND REGULATIONS:   Such reasonable rules and regulations
applying to all tenants in the building as may be hereafter adopted by Landlord for the safety, care and cleanliness of the Premises and the preservation of good order thereon, are hereby made a part hereof and attached as Exhibit "C" and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner as may be deemed advisable by Landlord, all of which changes and amendments will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant.

     21.  ASSIGNMENT BY LANDLORD:   Landlord shall have the right to assign or
transfer, in whole or in part, every feature of its right and obligations hereunder and in the building and Leased Premises. Such assignments or transfers may be made to a corporation, trust, trust company, individual or group of individuals, and howsoever made shall be in all things respected and recognized by Tenant.

     22.  SEVERABILITY:   This Lease Agreement shall be construed in accordance
with the laws of the State of Texas. If any clause or provision of this Lease is illegal, invalid, or unenforceable, under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, thereby added as part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     23.  SIGNS:   No signs of any kind or nature, symbol or identifying mark shall be put on the building, in the halls, elevators, staircases, entrances, parking areas or upon the doors or walls, whether plate glass or otherwise, of the Leased Premises nor within the Leased Premises so as to be visible from the public areas or exterior of the building, without prior written approval of Landlord. All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord. Tenant's name shall be placed on Tenant's door and on the Building directory. (See paragraph 4 on page 10.)

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     24.  SUCCESSORS AND ASSIGNS:   The Landlord and Tenant agree that all
provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each separate paragraph hereof, and that, except as restricted by the provisions of the section entitled "Subletting and Assigning" hereof, this Lease Agreement and all the covenants herein contained shall be binding upon the parties hereto, their respective heirs, legal representatives, successors, and assigns.

     25.  HOLDING OVER:   In the event of holding over by Tenant after the
expiration or termination of this Lease, such hold over shall be as a Tenant at will and all of the terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord as rental for the period of such hold over an amount equal to twice the rent which would have been payable by Tenant had such hold over period been a part of the original term of this Lease, and Tenant's receipt of notice from Landlord to vacate said Premises. The rental payable during such hold over period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as herein provided.

     26.  ENTIRE AGREEMENT:   This instrument and any attached addenda or
exhibits by the parties constitute the entire agreement between Landlord and Tenant; no prior written or prior contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. Paragraph captions herein are for Landlord's and Tenant's convenience only, and neither limit nor amplify the provisions of this instrument. Tenant agrees, at Landlord's request, to execute a recordable Memorandum of the Lease Agreement.

     27.  NOTICES:   Whenever in this Lease it shall be required or permitted
that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and delivered personally or forwarded by Certified or Registered Mail, postage prepaid, addressed as follows:

          To the Landlord:   John H. White and Associates
                             800 Isom Road - Suite 200
                             San Antonio, Texas  78216

          To the Tenant:     Globalscape Inc.
                             800 Isom Road - Suite 400
                             San Antonio, Texas  78216

          Such addresses may be changed from time to time by either party by serving notices as above provided.

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     28.  PARKING:   For no rental in addition to that provided elsewhere in
this Lease, Landlord also hereby leases to Tenant and Tenant also hereby leases from Landlord for the term of this Lease Agreement, covered parking spaces in the parking lot for the subject office building, which parking spaces shall be reserved and assigned to Tenant by number designations (or some other system) clearly visible to the public.

     29.  TENANT IMPROVEMENTS:   Tenant may remove its trade fixtures, office
supplies and movable office furniture and equipment not attached to the building provided: (a) such removal is made prior to the termination of the term of this Lease; (b) Tenant is not in default of any obligation or covenant under this Lease at the time of such removal; and (c) Tenant promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alterations or additions to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of this Lease by lapse of time or otherwise, Tenant hereby waiving all rights to any payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, prior to termination of this Lease, remove any and all alterations, additions, fixtures, equipment and property placed or installed by it in the Leased Premises and will repair any damage caused by such removal.

          Notwithstanding anything herein contained in this Lease Agreement to the contrary, Tenant shall be permitted to remove any and all furniture, ceiling fans, draperies, file and storage cabinets and shelves which he installs and/or attaches to the Leased Premises (excepting those that may be provided by Landlord). It is agreed, however, that Tenant shall be responsible for repairing all damages caused by any such removal.

     30.  BROKER'S COMMISSION:   Landlord agrees to pay to undersigned Principal
Broker a brokerage fee for negotiating this Lease Agreement of six percent (6%) of the total gross rental. The brokerage fee shall be paid 50% at the time the written Lease Agreement is executed by both the Owner and Tenant and the remaining 50% shall be paid when Tenant occupies the property.

     31.  BUILDING IMPROVEMENTS:   Landlord agrees to provide, at Landlord's
cost, the following:

          (a) New carpet of Building Standard Quality throughout the Leased Premises;

          (b) Blinds of Building Standard Quality for each exterior window opening;

          (c) Repaint textured walls and wallpaper walls selected throughout the Leased Premises.

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

     32.  EXHIBITS:   The following numbered exhibits are attached hereto and
incorporated herein and made a part of this Lease for all purposes:

          (a) Exhibit "A," Floor Plan of Suite
          (b) Exhibit "B," Basic Costs
          (c) Exhibit "C," Building Rules and Regulations
          (d) Exhibit "D," Legal Description of Lease Premises
          (e) Exhibit "E," Reserved Parking Site Plan

     IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in multiple original counterparts as of the 7th day of January, 1998.

          LANDLORD:                John H. White and Associates
                                   Agent for the Owners of the Circle Bar
                                   800 Isom Road Building

                                   By: /s/ JOHN S. WHITE
                                      -----------------------------------------

                                   Title:  OWNER
                                         --------------------------------------

          TENANT:                  Globalscape Inc.

                                   By: /s/ SANDRA POOLE-CHRISTAL
                                      -----------------------------------------

                                   Title:  PRESIDENT
                                         --------------------------------------

          REALTORS:                Aegis Realty Group, Inc.
                                   Principal Broker

                                   By:
                                      -----------------------------------------

                                   Title:
                                         --------------------------------------

          CO-OPERATING BROKER:
                                   Providence Commercial
                                   Real Estate Services

                                   By:
                                      -----------------------------------------

                                   Title:
                                         --------------------------------------


*NOTE:   If this Lease Agreement is negotiated by Principal Broker in cooperation with another Broker, Landlord shall be liable for payment of all commissions to Principal Broker only, whereupon it shall be protected from any claims from said Cooperating Broker.


THIS IS A LEGALLY BINDING CONTRACT, AND BROKER ADVISES LANDLORD AND TENANT TO SEEK LEGAL ADVICE.

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